UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) November 20, 2008

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2008, N. John Simmons, Jr. announced his resignation from SRI/Surgical Express, Inc.’s Board of Directors and as a member of its Audit Committee. Mr. Simmons’ resignation is effective December 31, 2008, and did not involve any disagreement with the company. Mr. Simmons noted that he recently became Chief Executive Officer of a significant company, and that demands of that new position limited his time for Board service. Charlie Federico, Chairman of the company’s Board, stated: “John Simmons has served our board capably and diligently for many years, including as our Chairman. We will miss John’s insights and collegiality, but wish him well in his new position.” The Board’s Nominating and Governance Committee will lead a search for a new director to replace Mr. Simmons.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: November 26, 2008	By:	/s/ Gerald Woodard
Gerald Woodard
Chief Executive Officer